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                                                                    EXHIBIT 10.1


                                     FORM OF
                               FOURTH AMENDMENT TO
                            COMMERCIAL LOAN AGREEMENT


     This Fourth Amendment to the Commercial Loan Agreement ("Amendment") is entered into as of September 6, 1996 by and between SUMITOMO BANK OF CALIFORNIA ("Bank") and THE TITAN CORPORATION, a Delaware Corporation ("Borrower"), with reference to the following:


                                    RECITALS

     A. Borrower and Bank entered into that certain Commercial Loan Agreement dated August 8, 1994, which was subsequently amended pursuant to Amendments dated May 25, 1995, December 29, 1995 and May 9, 1996 (collectively, the "Agreement").

     B. Borrower and Bank desire to amend the Agreement on the terms and conditions set forth herein.


                                    AMENDMENT

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given such terms in the Agreement.

     2.   AMENDMENTS.  The Agreement is hereby amended as follows:

          A. 1.1 LINE OF CREDIT AMOUNT. Section 1.1 is hereby amended in its entirety and replaced with the following:


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               "(a)   SECURED LINE OF CREDIT.  During the Availability Period,
     Bank will provide a secured line of credit (the "Revolving Line of Credit') to Borrower. The maximum amount of this Revolving Line of Credit (the "Commitment") shall be (i) Twenty-Two Million Dollars ($22,000,000) prior to and including December 31, 1996, and (ii) Fourteen Million Dollars ($14,000,000) from and after the earlier of (A) January 1, 1997, or (B) the date Borrower has received (from and after September 1, 1996) New Capital in an aggregate amount of $20,000,000. Borrower's obligation to repay this Revolving Line of Credit is evidenced by a promissory note substantially in the form of Exhibit A attached hereto (the "Revolving Line Note").

               (b) REVOLVING/SUBLINE FACILITIES. This is a revolving line of credit with a subline facility for letters of credit. The subline is not to exceed Five Million Dollars ($5,000,000). During the Availability Period, Borrower may repay principal amounts and reborrow them.

               (c) MAXIMUM LOAN BALANCE. Borrower agrees not to permit the outstanding principal balance of the Revolving Line of Credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed (such sum is the "Loan Balance") to exceed the Commitment."

          B.   1.3 INTEREST RATE.  Notwithstanding anything contained in
Section 1.3 of the Agreement which may be construed to the contrary, Borrower shall have no ability to elect or continue an "Optional Interest Rate", other than allowing for the expiration of any Optional Interest Rates which are currently in effect as of the date of this Amendment with respect to any portion of the principal balance of the Revolving Line of Credit currently bearing interest at the Offshore Rate plus 2%, until such time as Borrower has received, from and after the date of this Amendment, an additional Twenty Million Dollars ($20,000,000) in New Capital (as that term is defined in Section 6.5 of the Agreement as amended by this Amendment).

          C. 6.5 NET WORTH. Section 6.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "6.5 MINIMUM NET WORTH. To maintain on a consolidated basis as of the last day of each calendar quarter (March, June, September, and December) a Net Worth in an amount at least equal to the sum of Forty-Eight Million Five Hundred Thousand Dollars ($48,500,000)


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     PLUS all New Capital (as defined below), exclusive of net proceeds from the sale of assets,  received from and after September 1, 1996."

          "New Capital" means all net proceeds from the sale of assets and the issuance of subordinated debt, preferred stock, common stock or other securities which would qualify as and add to the "Net Worth" of the Borrower.

          "Net Worth" means the gross book value of Borrower's assets PLUS debt subordinated to Bank in a manner acceptable to Bank LESS total liabilities, including, without limitation, accrued and deferred income taxes, and any reserves against assets.

          D. 6.3 QUICK RATIO. The first sentence of Section 6.3 of the Agreement is hereby amended to read as follows:

          "To maintain on a consolidated basis as of the last day of each quarter, a ratio of quick assets to current liabilities of at least .80:1.00."

          E. 6.6 TOTAL LIABILITIES TO TANGIBLE NET WORTH. The first sentence of Section 6.6 is hereby amended to read as follows:

          "To maintain on a consolidated basis as of the last day of each quarter, a ratio of Total Liabilities to Tangible Net Worth not exceeding 3.75:1.00."

          "Tangible Net Worth" means book net worth minus intangible assets (such as goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, capitalized software costs, license fees, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of Borrower) plus liabilities subordinated to Bank in a manner acceptable to Bank. Deferred income taxes shall not be deemed intangible assets.

          F.   6.4 MINIMUM DEBT SERVICE COVERAGE RATIO, 6.7 PROFITABILITY, AND
6.24 INTEREST COVERAGE RATIO. Sections 6.4 (Minimum Debt Service Coverage Ratio), 6.7 (Profitability) and 6.24 (Interest Coverage Ratio) shall no longer be applicable, and the Borrower need not observe the financial covenants set forth in those three sections.


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          G.   CLOSING FEE.  Borrower shall pay to Bank substantially
concurrently with the execution of this Amendment, a closing fee in the amount of Fifty Thousand Dollars ($50,000).

          H. EXPENSES. Borrower agrees to immediately repay Bank for its reasonable costs and expenses incurred in connection with this Amendment, including without limitation, filing, recording and search fees and documentation fees, attorneys fees and expenses, and any other costs and expenses related to this Amendment or the security taken for the Revolving Line of Credit.

          I. SECURITY. Borrower shall execute and deliver to Bank, and shall cause each of the entities described in paragraph "J" below, to execute and deliver to Bank, each of the security documents described in paragraph "J" below, and shall cooperate with Bank in executing any and all additional documents and agreements which the Bank or its counsel shall request or require in order to properly perfect and maintain a first priority security interest in all of the collateral described in each of such security documents. In addition, if Borrower has not received, from and after the date of this Amendment, an additional Twenty Million Dollars ($20,000,000) in New Capital by no later than November 15, 1996, Borrower agrees to forthwith execute and deliver all notices of assignment and file all documents, and otherwise cooperate in executing all such documents and instruments as Bank shall require, to properly assign and perfect the assignment of all rights to the payment of monies due under all government contracts and agreements, including without limitation all notices and filings and documentation which may be required (in the total discretion of the Bank or its counsel) under 41 United States Code
Section 15.

          J. CONDITIONS. Bank may condition the effectiveness of this Amendment and its obligations hereunder, including without limitation the increase in the commitment specified herein, upon Borrower satisfying ALL of the following conditions precedent (any of which may be waived in writing by the Bank in its sole and absolute discretion):

               (a) Borrower shall execute and deliver to Bank, or cause to be executed and delivered to Bank (as to the non-Borrower entities which are to execute the documents described below), in form an substance satisfactory to Bank, the following security documents (the "Security Documents"):

                      (i) A blanket Security Agreement covering all of the non-real estate assets of the Borrower, including without limitation


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          all accounts receivable, inventory, equipment, general intangibles and other personal property of the Borrower;

                      (ii) A blanket Security Agreement executed by Borrower's subsidiary, Titan Information Systems Corporation ("TISC"), covering all of the non-real estate assets and property of TISC, including without limitation all accounts receivable, inventory, equipment, general intangibles and other personal property of TISC;

                      (iii) Without limiting the generality of the general Security Agreement described above, an additional Security Agreement executed by Borrower specifically covering all of the patents of the Borrower specified by the Bank;

                      (iv) Security Agreements executed by such of the Borrower's subsidiaries or affiliates as Lender designates granting specific security interests in such of the patents of such entities as the Bank requires;

                      (v) A Stock Pledge Agreement executed by the Borrower pledging to the Bank all of the stock of Titan Information Systems Corporation, Eldyne, Inc. and Unidyne Corporation; and

                      (vi) Appropriate financing statements and any other applicable documentation to file with the California Secretary of State, the appropriate authorities in Virginia, and with the United States Patent and Trademark Office;

               (b) Borrower shall cause TISC to execute and deliver to Bank a Continuing Guaranty in form and substance satisfactory to Bank;

               (c) The closing fee described in paragraph "G" above shall have been paid; and

               (d) All expenses identified in paragraph "H" above shall have been paid.

          K. EVENTS OF DEFAULT. Failure of the Borrower to perform or observe any of the additional terms and conditions set forth in this Amendment or the Security Documents shall constitute an Event of Default under the Agreement.
The occurrence of any Event of Default, whether for failure to perform or observe any of the terms or conditions contained in this Amendment or the Security


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Documents or any of the Events of Default described in the Agreement (all of which shall constitute "Events of Default" under the Agreement), shall permit the Bank to exercise all of its rights and remedies set forth in the Agreement, in any of the security documents to be executed in connection herewith, or which the Bank may otherwise have under applicable law. Failure of Borrower to provide Bank with a resolution of TISC authorizing TISC to execute the Continuing Guaranty, and all Security Documents to be executed by TISC, within 30 days from the date of this Amendment shall also constitute an Event of Default.

          L. AGREEMENT IN FULL FORCE AND EFFECT. Except as specifically amended or modified by this Amendment (and any prior amendments thereto), the Agreement shall remain unmodified and in full force and effect.

          M. AMENDMENT TO REVOLVING LINE NOTE. To reflect the foregoing increase in the Commitment, the face amount of the Revolving Line Note, and each reference within the Revolving Line Note to the amount evidenced thereby, shall be increased to Twenty-Two Million Dollars ($22,000,000).

                                   "Bank":

                                   SUMITOMO BANK OF CALIFORNIA



                                   By
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                                             [Printed Name and Title]


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                                   "Borrower":

                                   THE TITAN CORPORATION



                                   By
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                                             [Printed Name and Title]


                                   By
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                                       -
                                             [Printed Name and Title]



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